Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2010 (except for the last paragraph of Note 3 as to which the date is March 24, 2010), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-164011) and the related Prospectus of Tengion, Inc. for the registration of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 8, 2010